
<ARTICLE>                  5

<PERIOD-TYPE>                                        6-MOS
<FISCAL-YEAR-END>                                    MAR-31-2000
<PERIOD-END>                                         SEP-30-1999
<CASH>                                               296,996
<SECURITIES>                                         2,726,015
<RECEIVABLES>                                        000
<ALLOWANCES>                                         000
<INVENTORY>                                          000
<CURRENT-ASSETS>                                     000
<PP&E>                                               000
<DEPRECIATION>                                       000
<TOTAL-ASSETS>                                       27,523,730<F1>
<CURRENT-LIABILITIES>                                000
<BONDS>                                              000
<PREFERRED-MANDATORY>                                000
<PREFERRED>                                          000
<COMMON>                                             000
<OTHER-SE>                                           27,431,970
<TOTAL-LIABILITY-AND-EQUITY>                         27,523,730<F2>
<SALES>                                              000
<TOTAL-REVENUES>                                     150,900<F3>
<CGS>                                                000
<TOTAL-COSTS>                                        000
<OTHER-EXPENSES>                                     251,269<F4>
<LOSS-PROVISION>                                     000
<INTEREST-EXPENSE>                                   000
<INCOME-PRETAX>                                      000
<INCOME-TAX>                                         000
<INCOME-CONTINUING>                                  000
<DISCONTINUED>                                       000
<EXTRAORDINARY>                                      000
<CHANGES>                                            000
<NET-INCOME>                                         (1,171,215)<F5>
<EPS-BASIC>                                        (22.77)
<EPS-DILUTED>                                        000

<F1>Included in Total Assets is Investments in Local Limited  Partnerships of $24,192,589,  Restricted cash of $272,555 and Other assets of $35,575.
<F2>Included  in Total  Liabilities  and Equity is Accounts  payable to affiliates of $54,063 and Accounts  payable and accrued expenses of $37,697.
<F3>Included in Total revenue is Investment of $86,217 and Other of $64,683.
<F4>Included  in Other  Expenses is Asset  management  fees of $147,776,  General and  administrative  of $87,401,  and
Amortization of $16,092.
<F5>Included in Net loss is Equity in losses of Local Limited Partnerships of $1,070,846.

